POWER OF ATTORNEY

The undersigned officers and/or directors of Apollo Investment Corporation, a corporation formed under the laws of the State of Maryland (the “Company”), do hereby constitute and appoint Joseph D. Glatt and Gregory W. Hunt, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or directors, a Registration Statement on Form N-2 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company's common stock, preferred stock, debt securities, warrants , subscription rights, purchase contracts or units; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 19th day of May, 2020.

SIGNATURE	TITLE

/s/ John. J. Hannan	Chairman of the Board and Director
John J. Hannan

/s/ Howard T. Widra	Chief Executive Officer and Director
Howard T. Widra

/s/ Gregory W. Hunt	Chief Financial Officer and Treasurer
Gregory W. Hunt	(principal financial and accounting officer)

/s/ Tanner Powell	President
Tanner Powell

/s/ Jeanette W. Loeb	Director
Jeanette W. Loeb

/s/ Barbara Matas	Director
Barbara Matas

/s/ Frank C. Puleo	Director
Frank C. Puleo

/s/ R. Rudolph Reinfrank	Director
R. Rudolph Reinfrank

/s/ Carl Spielvogel	Director
Carl Spielvogel

/s/ Elliot Stein, Jr.	Director
Elliot Stein, Jr.

/s/ Bradley J. Wechsler	Director
Bradley J. Wechsler

/s/ Joseph D. Glatt	Chief Legal Officer and Secretary
Joseph D. Glatt